4th Quarter Earnings Conference Call January 20, 2017 Exhibit 99.3

2016 Results

- Diligently executing strategic plan with focus on our strategic priorities
  - Grow and diversify revenue
  - Disciplined expense management
  - Effectively deploy capital
- Solid results for 2016
  - Net income[1] of $1.1B, up 10%
  - Earnings per share of $0.87, up 16%
  - Reported revenue of $5.6B, up 3%
  - Reported expenses of $3.6B, relatively flat
  - Returned $1.2B of earnings through dividends and share repurchases
  - Average loans flat with 4Q15
  - Average deposits grew $1.0B or 1% compared to 4Q15

	2016 Expectations	2016 Results
Net interest income and other financing income	+2% to 4%	+3%
Adjusted non-interest income[2]	+6%	+7%
Adjusted expenses[2]	Flat to Up Modestly	+2%
Full year adjusted efficiency ratio[2]	~63%	63.3%
Adjusted operating leverage[2]	+2% to 4%	+3%
Net charge-offs	25 – 35 bps	34 bps

(1) Available to common shareholders
(2) Non-GAAP; see appendix for reconciliation

REGIONS

2

Business Lending Consumer Lending 4Q15 1Q16 2Q16 3Q16 4Q16 50.5 51.0 51.2 50.2 49.1 30.3 30.5 30.8 31.1 31.5 Prudently managing loans ($ in billions) Quarter-over-Quarter: • Loan and lease balances down 1% • Consumer lending experienced another solid quarter with balances up 1% • Business lending decreased 2% , impacted by continued focus on: ◦ improving risk-adjusted returns ◦ reducing exposures - direct energy and multi-family loans decreased $374 million ◦ softness in demand and increasing competition Year-over-Year: • Loan and lease balances relatively stable • Consumer lending increased 4% • Business lending decreased 3% ◦ Direct energy and multi-family loans decreased $730 million 3 $80.8 $81.5 $82.0 $81.3 Average loans and leases $80.6

Quarter-over-Quarter: • Deposits increased $561 million • Low-cost deposits up $503 million • Consumer deposits increased 1% • Corporate deposits increased 2% • Wealth management deposits decreased 4% as a result of ongoing strategic reductions of certain collateralized deposits • Deposit costs remained near historically low levels at 13 basis points • Funding costs remained low at 30 basis points Year-over-Year: • Total deposits up $1 billion • Low-cost deposits up $1.3 billion or 1.5% • Consumer deposits increased 5% • Corporate deposits increased 4% Deposits reflect solid growth Low-cost deposits Time deposits + Other 4Q15 1Q16 2Q16 3Q16 4Q16 89.7 90.4 90.2 90.5 91.0 7.8 $97.5 7.4 $97.8 7.3 $97.5 7.4 $97.9 7.5 $98.5 ($ in billions) 4 ($ in billions) Average deposits by type $97.5 $97.8 $97.5 $97.9 Average deposits by segment $98.5 Consumer Bank Corporate Bank Wealth Management Other 4Q15 1Q16 2Q16 3Q16 4Q16 53.0 53.5 54.7 55.2 55.6 27.6 27.6 27.6 28.3 28.7 12.5 12.3 11.3 10.6 10.2 4.4 4.4 3.9 3.8 4.0

Improving net interest income and other financing income and net interest margin Net Interest Income and Other Financing Income (FTE) Net Interest Margin 4Q15 1Q16 2Q16 3Q16 4Q16 $856 $883 $869 $856 $874 3.08% 3.19% 3.15% 3.06% 3.16% Quarter-over-Quarter: • Net interest income and other financing income (FTE) increased $18 million or 2%, and the net interest margin increased 10 basis points ◦ Both margin and income benefited from higher interest rates, lower premium amortization and higher securities balances, partially offset by lower loan balances ◦ Margin benefited further from lower average cash at the Federal Reserve ◦ A leveraged lease residual value adjustment that occurred in the third quarter did not repeat this quarter • If interest rates remain at current levels, or continue to rise, expect further declines in premium amortization during 2017 Year-over-Year: • Net interest income and other financing income (FTE) increased $18 million or 2% , and the net interest margin increased 8 basis points • Increases driven by higher interest rates and higher securities balances (1) During the fourth quarter of 2015, Regions corrected the accounting for certain leases which had previously been included in loans. The cumulative effect on pre- tax income lowered net interest income and other financing income $15 million, therefore net interest income and other financing income would have been $871 million. The correction also reduced the net interest margin by 5 basis points and would have been 3.13%. ($ in millions) 5 (1)

Non-interest income driven by revenue diversification initiatives

Quarter-over-Quarter:

- Non-interest income decreased $77 million or 13%
  - Third quarter included $47 million of insurance proceeds, an $8 million leveraged lease termination gain, and a $10 million gain related to the 2010 Gulf of Mexico Oil spill that did not repeat
- Adjusted non-interest income decreased $32 million or 6%(1)
  - Capital markets income decreased 26%
  - Card and ATM income decreased 2%
  - Wealth management income decreased 4%

Year-over-Year:

- Non-Interest income increased 2%: adjusted non-interest income increased 2%
- Mortgage income increased 16%
- Capital markets income increased 11%



$514
$506
$526
$599
$522
12
(2)
6
55
10
166
159
166
166
173
96
95
99
105
103
100
106
103
107
103
75
69
68
78
59
37
38
46
46
43
28
41
38
42
31
4Q15
1Q16
2Q16
3Q16
4Q16
($ in millions)
Selected Items(1)
Service charges on deposit accounts
Card and ATM fees
Wealth Management Income(2)
Other(3)
Mortgage Income
Capital Markets

(1) Non-GAAP; see appendix for reconciliation

(2) Total Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment.

(3) Other income includes market value adjustments associated with certain employee benefits which are offset in salaries and benefits.

REGIONS

6

Expenses: Remaining focused on what we can control 4Q15 1Q16 2Q16 3Q16 4Q16 861 843 889 912 877 26 26 22 22 Quarter-over-Quarter: • Expenses decreased $35 million or 4% ◦ Fourth quarter included $17 million in branch closure charges and $5 million of severance charges • Adjusted expenses decreased $35 million or 4%(1) ◦ Total salaries and benefits decreased $14 million ▪ Primarily due to a decline in base salaries associated with one less weekday and lower production-based incentives ◦ Recognized $11 million benefit associated with a change in unfunded commitments and a third quarter $11 million expense related to Visa class B shares sold in a prior year which did not repeat Year-over-Year: • Expenses increased $26 million or 3%; adjusted expenses increased $16 million or 2%(1) ◦ Staffing levels declined 5% • Expenses related to ongoing branch consolidation efforts increased $11 million • FDIC insurance assessments increased $6 million reflecting the implementation of the surcharge in 3Q16 (1) Non-GAAP; see appendix for reconciliation ($ in millions) Selected Items(1) Adjusted Non-Interest Expense(1) $873 $869 7 $915 $934 12 $899

Asset quality • Provision for loan losses $35 million less than net charge-offs primarily attributable to a reduction in loans outstanding and overall net improvement in energy portfolio • Improvement in non-accrual loans driven by declines in non- energy commercial loans • Allowance for loan losses, as a percent of non-accrual loans, was 110%. Excluding direct energy this ratio increased linked quarter from 123%(3) to 138%(3) • Direct energy charge-offs totaled $37 million in 2016, and are expected to be less than $40 million in 2017 given current market conditions Net Charge-Offs Net Charge-Offs ratio 4Q15 1Q16 2Q16 3Q16 4Q16 $78 $68 $72 $54 $83 0.38% 0.34% 0.35% 0.26% 0.41% Classified Loans Special Mention 4Q15 1Q16 2Q16 3Q16 4Q16 1,937 2,640 2,468 2,413 2,406 1,434 $3,371 985 $3,625 1,196 $3,664 1,329 $3,742 1,206 $3,612 NPLs and coverage ratio(1) ($ in millions) ($ in millions) ($ in millions) 8 Criticized and classified loans(2) (1) Excludes loans held for sale (2) Includes commercial and investor real estate loans only (3) Non-GAAP; see appendix for reconciliation Net charge-offs and ratio NPLs Coverage Ratio Adjusted coverage ratio excluding direct energy 4Q15 1Q16 2Q16 3Q16 4Q16 $782 $993 $1,025 $1,078 $995 141% 116% 112% 104% 110% 137% 132% 124% 123% 138% (3)

4Q15 1Q16 2Q16 3Q16 4Q16 83% 83% 84% 82% 81% Industry leading capital and liquidity ratios 4Q15 1Q16 2Q16 3Q16 4Q16 11.7% 11.6% 11.7% 11.9% 11.9% 4Q15 1Q16 2Q16 3Q16 4Q16 10.7% 10.7% 10.8% 11.0% 11.0% • Returned $1.2 billion to shareholders • Transitional basis Basel III Common Equity Tier 1 ratio estimated at 11.1%(1), well above current regulatory minimums • At period end, Regions was fully compliant with the final Liquidity Coverage Ratio rule (1) Current quarter ratios are estimated (2) Non-GAAP; see appendix for reconciliation (3) Based on ending balances 9 Tier 1 capital ratio(1) Common equity Tier 1 ratio – Fully phased-in pro-forma(1)(2) Loan-to-deposit ratio(3)

2017 Expectations 10 Assumptions Expectations • GDP growth of 2% to 2.5% • Assumes market forward interest rate curve as of November 10, 2016 ◦ Average Fed Funds of 81 bps ◦ Average 10-year Treasury of 2.26% • Expected declines in indirect vehicle loans • Expanded fee revenue opportunities • On track to meet branch consolidation target of 150 branches by end of 2017 • Expenses reflect continued cost elimination • Full year average loan growth low single digits • Full year average deposits growth low single digits • Net interest income and other financing income up 2% - 4% • Adjusted non-interest income growth 3% - 5% • Adjusted expenses 0% - 1%; full year efficiency ratio ~62% • Adjusted operating leverage of 2% - 4% • Net charge-offs of 35 - 50 bps Note: The reconciliation with respect to these forward-looking non-GAAP measures is expected to be consistent with the actual non-GAAP reconciliations included in the attached appendix.

Appendix 11

Energy lending overview

($ in millions)	As of 12/31/16 Loan / Lease Balances	Balances Including Related Commitments	% Utilization	$ Criticized	% Criticized	As of 9/30/16 Loan / Lease Balances	Balances Including Related Commitments	% Utilization	$ Criticized	% Criticized
Oilfield services and supply (OFS)	$754	$1,186	64%	$431	57%	$811	$1,268	64%	$451	56%
Exploration and production (E&P)	702	1,301	54%	492	70%	757	1,326	57%	522	69%
Midstream	445	1,044	43%	28	6%	459	1,082	42%	30	7%
Downstream	77	270	29%	17	22	80	309	26%	17	21
Other	119	264	45%	3	3	130	284	46%	4	3
Total direct	2,097	4,065	52%	971	46%	2,237	4,269	52%	1,024	46%
Indirect	536	982	55%	119	22%	514	946	54%	124	24%
Direct and indirect	2,633	5,047	52%	1,090	41%	2,751	5,215	53%	1,148	42%
Operating leases	131	131	—	71	54%	145	145	—	83	57%
Total energy	$2,764	$5,178	53%	$1,161	42%	$2,896	$5,360	54%	$1,231	43%

Total energy

- Total outstandings and commitments declined primarily due to paydowns and payoffs
- Allowance for loan and lease losses was 7.0% of direct energy balances at 12/31/16 vs 7.9% at 9/30/16
- No second lien exposure outstanding within the energy portfolio
- Leveraged loans account for 23% of energy related balances; the majority are Exploration & Production and Midstream
- Energy charge-offs are $37 million for 2016
- Energy charge-offs for 2017 are expected to be less than $40 million given current market conditions
- Under a stressed scenario with oil averaging below $25, incremental losses could total $100 million over the next 8 quarters
- Utilization rate has remained between 40-60% since 1Q15
- 15% of direct energy loans are on non-accrual status
- ALLL/NPL excluding direct energy is 138%[(1)] at year end

Note: Securities portfolio contained ~$11MM of high quality, investment grade corporate bonds that are energy related at 12/31/16, down from ~$12MM at 9/30/16. A leveraged relationship is defined as senior cash flow leverage of 3x or total cash flow leverage of 4x except for Midstream Energy which is 6x total cash flow leverage.

(1) Non-GAAP; see appendix for reconciliation

REGIONS

12

Energy lending - Oil Field Services and Exploration & Production detail Type As of 12/31/16 ($ in millions) # of Clients* Commentary Marine $447 $9 Expect some additional stress into 2017 as contracts mature and E&P companies focus on shorter cycle onshore projects. Contract coverage for the portfolio is approximately 50% entering 2017 Integrated OFS 139 9 Average utilization is 38% indicating clients have liquidity to weather cycle. Compression 108 4 Linked to movement of natural gas; sector is more stable and lower risk than other sectors. Fluid Management 14 2 Some improvement in this sector as rig counts have improved. Exposure is minimal after payoffs in the quarter. Pre-drilling / Drilling 40 2 Reduced capex spending of many E&P companies impacted current and future cash flows; however, Regions' larger borrowers remain liquid. Sand 6 1 Some improvement in this sector as rig counts have improved. Exposure is minimal. Total Oil Field Services (OFS) 754 27 Exploration and production (E&P) 702 26** Total OFS and E&P $1,456 • 47% shared national credit (SNC) loans • 64% utilization rate compared to 65% in 3Q16 • 87% Non-pass rated (criticized) loans paying as agreed E&P Portfolio *Represents the number of clients that comprise 75% of the loan balances outstanding. **Represents the number of clients that comprise 90% of the loan balances outstanding. OFS Portfolio 13 • Majority of borrowing is senior secured • 96% shared national credit (SNC) loans • 54% utilization rate compared to 57% in 3Q16 • Essentially all non-pass rated (criticized) loans paying as agreed

Loan balances by select states Texas Louisiana Note: Intelligence from our customer assistance program (CAP) reveals no noticeable increase in assistance requests in these markets to date. Commercial - Non- Energy, $4,296 Investor Real Estate, $1,193 Consumer Real Estate Secured, $1,014 Consumer Non-Real Estate Secured, $934 Commercial - Energy (Direct), $1,046 Investor Real Estate Balances by City ($ in millions) Office Retail Multi-Family Single Family Other Total Houston $32 $72 $228 $71 $18 $421 Dallas 113 32 205 52 28 430 San Antonio — 27 44 37 45 153 Other 16 60 88 4 21 189 Total $161 $191 $565 $164 $112 $1,193 Investor Real Estate Balances by City ($ in millions) Office Retail Multi-Family Single Family Other Total Baton Rouge $38 $10 $9 $47 $18 $122 New Orleans 5 9 1 2 8 25 Other 2 44 4 1 17 68 Total $45 $63 $14 $50 $43 $215 Commercial - Non-Energy, $2,215 Investor Real Estate, $215 Consumer Real Estate Secured, $1,124 Consumer Non-Real Estate Secured, $295 Commercial - Energy (Direct), $490 14 $4.3B$8.5B

Loan balances by select states Alabama Mississippi Commercial - Non- Energy, $4,956 Investor Real Estate, $305 Consumer Real Estate Secured, $3,591 Consumer Non-Real Estate Secured, $879 Commercial - Energy (Direct), $28 Commercial - Non-Energy, $1,580 Investor Real Estate, $151 Consumer Real Estate Secured, $951 Consumer Non-Real Estate Secured, $339 Commercial - Energy (Direct), $55 15 $3.1B$9.8B Investor Real Estate Balances by City ($ in millions) Office Retail Multi-Family Single Family Other Total Birmingham $15 $30 $5 $16 $27 $93 Huntsville 82 17 6 7 2 114 Mobile / Baldwin County 2 7 3 3 9 24 Other 8 21 21 11 13 74 Total $107 $75 $35 $37 $51 $305 Investor Real Estate Balances by City ($ in millions) Office Retail Multi-Family Single Family Other Total North Mississippi — — — — $97 $97 Jackson/Other 5 2 17 1 3 28 Gulfport / Biloxi / Pascagoula — — 18 — 8 26 Total $5 $2 $35 $1 $108 $151

Non-GAAP reconciliation: Non-interest income, non-interest expense and efficiency ratio

The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. Management uses this ratio to monitor performance and believes this measure provides meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and other financing income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the efficiency ratio. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. The table on the following page presents a computation of the operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP). Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

($ amounts in millions)		Quarter Ended 12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	4Q16 vs. 3Q16		4Q16 vs. 4Q15	
ADJUSTED EFFICIENCY AND FEE INCOME RATIOS, ADJUSTED NON-INTEREST INCOME/EXPENSE- CONTINUING OPERATIONS										
Non-interest expense (GAAP)	A	**$ 899**	$ 934	$ 915	$ 869	$ 873	$ (35)	(3.7)%	$ 26	3.0 %
Adjustments:										
Professional, legal and regulatory expenses [1]		**—**	—	(3)	—	—	—	NM	—	NM
Branch consolidation, property and equipment charges		**(17)**	(5)	(22)	(14)	(6)	(12)	240.0 %	(11)	183.3 %
Loss on early extinguishment of debt		**—**	(14)	—	—	—	14	(100.0)%	—	NM
Salary and employee benefits—severance charges		**(5)**	(3)	(1)	(12)	(6)	(2)	66.7 %	1	(16.7)%
Adjusted non-interest expense (non-GAAP)	B	**$ 877**	$ 912	$ 889	$ 843	$ 861	$ (35)	(3.8)%	$ 16	1.9 %
Net interest income and other financing income (GAAP)		**$ 853**	$ 835	$ 848	$ 862	$ 836	$ 18	2.2 %	$ 17	2.0 %
Taxable-equivalent adjustment		**21**	21	21	21	20	—	— %	1	5.0 %
Net interest income and other financing income, taxable-equivalent basis	C	**$ 874**	$ 856	$ 869	$ 883	$ 856	$ 18	2.1 %	$ 18	2.1 %
Non-interest income (GAAP)	D	**$ 522**	$ 599	$ 526	$ 506	$ 514	$ (77)	(12.9)%	$ 8	1.6 %
Adjustments:										
Securities (gains) losses, net		**(5)**	—	(6)	5	(11)	(5)	NM	6	(54.5)%
Insurance proceeds [1]		**—**	(47)	—	(3)	(1)	47	(100.0)%	1	(100.0)%
Leveraged lease termination gains, net [1]		**—**	(8)	—	—	—	8	(100.0)%	—	NM
Gain on sale of affordable housing residential mortgage loans [1]		**(5)**	—	—	—	—	(5)	NM	(5)	NM
Adjusted non-interest income (non-GAAP)	E	**$ 512**	$ 544	$ 520	$ 508	$ 502	$ (32)	(5.9)%	$ 10	2.0 %
Total revenue, taxable-equivalent basis	C+D=F	**$ 1,396**	$ 1,455	$ 1,395	$ 1,389	$ 1,370	$ (59)	(4.1)%	$ 26	1.9 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	C+E=G	**$ 1,386**	$ 1,400	$ 1,389	$ 1,391	$ 1,358	$ (14)	(1.0)%	$ 28	2.1 %
Efficiency ratio (GAAP)	A/F	**64.4%**	64.2%	65.6%	62.5%	63.7%				
Adjusted efficiency ratio (non-GAAP) [2][3]	B/G	**63.2%**	65.3%	64.0%	60.6%	63.4%				
Fee income ratio (GAAP)	D/F	**37.4%**	41.2%	37.7%	36.4%	37.5%				
Adjusted fee income ratio (non-GAAP)	E/G	**36.9%**	38.8%	37.5%	36.5%	37.0%				

*Annualized

(1) NM - Not Meaningful

(2) See page 8 of the financial supplement for additional information regarding these adjustments.

(3) During the fourth quarter of 2015, Regions corrected the accounting for certain leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases and totaled approximately $834 million at December 31, 2015. The aggregate impact of this adjustment lowered net interest income and other financing income $15 million. Excluding the negative impact of the $15 million, the adjusted efficiency ratio would have been 62.7%.

16

Non-GAAP reconciliation continued: YTD Non-interest income, non-interest expense, efficiency ratio and operating leverage

($ amounts in millions)		Year Ended December 31 2016	2015	2016 vs. 2015	
ADJUSTED EFFICIENCY, FEE INCOME AND OPERATING LEVERAGE RATIOS, ADJUSTED NON-INTEREST INCOME/ EXPENSE- CONTINUING OPERATIONS					
Non-interest expense (GAAP)	H	$ **3,617**	$ 3,607	$ 10	0.3 %
Adjustments:					
Professional, legal and regulatory expenses [1]		**(3)**	(48)	45	(93.8)%
Branch consolidation, property and equipment charges		**(58)**	(56)	(2)	3.6 %
Loss on early extinguishment of debt		**(14)**	(43)	29	(67.4)%
Salary and employee benefits—severance charges		**(21)**	(6)	(15)	250.0 %
Adjusted non-interest expense (non-GAAP)	I	$ **3,521**	$ 3,454	$ 67	1.9 %
Net interest income and other financing income (GAAP)		$ **3,398**	$ 3,307	$ 91	2.8 %
Taxable-equivalent adjustment		**84**	75	9	12.0 %
Net interest income and other financing income, taxable-equivalent basis	J	$ **3,482**	$ 3,382	$ 100	3.0 %
Non-interest income (GAAP)	K	$ **2,153**	$ 2,071	$ 82	4.0 %
Adjustments:					
Securities gains, net		**(6)**	(29)	23	(79.3)%
Insurance proceeds [1]		**(50)**	(91)	41	(45.1)%
Leveraged lease termination gains, net [1]		**(8)**	(8)	—	NM
Gain on sale of affordable housing residential mortgage loans [1]		**(5)**	—	(5)	NM
Adjusted non-interest income (non-GAAP)	L	$ **2,084**	$ 1,943	$ 141	7.3 %
Total revenue, taxable-equivalent basis	J+K=M	$ **5,635**	$ 5,453	$ 182	3.3 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	J+L=N	$ **5,566**	$ 5,325	$ 241	4.5 %
Operating leverage ratio (GAAP)	M-H				3.0 %
Adjusted operating leverage ratio (non-GAAP)	N-I				2.6 %
Efficiency ratio (GAAP)	H/M	**64.2%**	66.2%		
Adjusted efficiency ratio (non-GAAP)	I/N	**63.3%**	64.9%		
Fee income ratio (GAAP)	K/M	**38.2%**	38.0%		
Adjusted fee income ratio (non-GAAP)	L/N	**37.5%**	36.5%		

NM - Not Meaningful

(1) See page 8 of the financial supplement for additional information regarding these adjustments.

REGIONS

17

Non-GAAP reconciliation continued: Adjusted allowance for loan losses to non-performing loans, excluding loans held for sale

The table below presents computations of the adjusted allowance for loan losses to non-performing loans, excluding loans held for sale ratio (non-GAAP), generally calculated as adjusted allowance for loan losses divided by adjusted total non-accrual loans, excluding loans held for sale. The allowance for loan losses (GAAP) is presented excluding the portion of the allowance related to direct energy loans to arrive at the adjusted allowance for loan losses (non-GAAP). Total non-accrual loans (GAAP) is presented excluding direct energy non-accrual loans to arrive at adjusted total non-accrual loans, excluding loans held for sale (non-GAAP), which is the denominator for the allowance for loan losses to non-accrual loans ratio. Management believes that excluding the portion of the allowance for loan losses related to direct energy loans and the direct energy non-accrual loans will assist investors in analyzing the Company's credit quality performance absent the volatility that has been experienced by energy businesses. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, are not audited, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

		As of				
($ amounts in millions)		**12/31/2016**	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Allowance for loan losses (GAAP)	A	$ **1,091**	$ 1,126	$ 1,151	$ 1,151	$ 1,106
Less: Direct energy portion		**147**	176	226	218	151
Adjusted allowance for loan losses (non-GAAP)	B	$ **944**	$ 950	$ 925	$ 933	$ 955
Total non-accrual loans (GAAP)	C	$ **995**	$ 1,078	$ 1,025	$ 993	$ 782
Less: Direct energy non-accrual loans		**311**	305	280	287	83
Adjusted total non-accrual loans (non-GAAP)	D	$ **684**	$ 773	$ 745	$ 706	$ 699
Allowance for loan losses to non-performing loans, excluding loans held for sale (GAAP)	A/C	**1.10x**	1.04x	1.12x	1.16x	1.41x
Adjusted allowance for loan losses to non-performing loans, excluding loans held for sale (non-GAAP)	B/D	**1.38x**	1.23x	1.24x	1.32x	1.37x

REGIONS

18

Non-GAAP reconciliation: Basel III common equity Tier 1 ratio – fully phased-in pro-forma

The calculation of the fully phased-in pro-forma "Common equity Tier 1" (CET1) is based on Regions' understanding of the Final Basel III requirements. For Regions, the Basel III framework became effective on a phased-in approach starting in 2015 with full implementation beginning in 2019. The calculation provided below includes estimated pro-forma amounts for the ratio on a fully phased-in basis. Regions' current understanding of the final framework includes certain assumptions, including the Company's interpretation of the requirements, and informal feedback received through the regulatory process. Regions' understanding of the framework is evolving and will likely change as analysis and discussions with regulators continue. Because Regions is not currently subject to the fully-phased in capital rules, this pro-forma measure is considered to be a non-GAAP financial measure, and other entities may calculate it differently from Regions' disclosed calculation.

A company's regulatory capital is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to broad risk categories. The aggregated dollar amount in each category is then multiplied by the prescribed risk-weighted percentage. The resulting weighted values from each of the categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Common equity Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the common equity Tier 1 capital ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements on a fully phased-in basis.

Since analysts and banking regulators may assess Regions' capital adequacy using the fully phased-in Basel III framework, we believe that it is useful to provide investors the ability to assess Regions' capital adequacy on this same basis.

($ amounts in millions)		12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Basel III Common Equity Tier 1 Ratio—Fully Phased-In Pro-Forma [1]						
Stockholder's equity (GAAP)		$ 16,664	$ 17,365	$ 17,385	$ 17,211	$ 16,844
Non-qualifying goodwill and intangibles		(4,955)	(4,936)	(4,946)	(4,947)	(4,958)
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		482	(173)	(227)	(64)	286
Preferred stock (GAAP)		(820)	(820)	(820)	(820)	(820)
Basel III common equity Tier 1—Fully Phased-In Pro-Forma (non-GAAP)	D	$ 11,371	$ 11,436	$ 11,392	$ 11,380	$ 11,352
Basel III risk-weighted assets—Fully Phased-In Pro-Forma (non-GAAP) [2]	E	$ 103,529	$ 103,749	$ 105,199	$ 106,227	$ 106,188
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP)	D/E	11.0%	11.0%	10.8%	10.7%	10.7%

(1) Current quarter amounts and the resulting ratio are estimated.
(2) Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III on a fully phased-in basis. The amount included above is a reasonable approximation, based on our understanding of the requirements.

REGIONS

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Forward-looking statements This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below: 20 • Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors. •Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Our inability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner could have a negative impact on our revenue. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • Changes in laws and regulations affecting our businesses, such as the Dodd-Frank Act and other legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our ability to obtain a regulatory non-objection (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us. • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance and intensity of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the LCR rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted. • The Basel III framework calls for additional risk-based capital surcharges for globally systemically important banks. Although we are not subject to such surcharges, it is possible that in the future we may become subject to similar surcharges. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives. • The success of our marketing efforts in attracting and retaining customers. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners.

Forward-looking statements continued The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors" of Regions' Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission. The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time. 21 • Any inaccurate or incomplete information provided to us by our customers or counterparties. • The risks and uncertainties related to our acquisition and integration of other companies. • Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act. • The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our inability to keep pace with technological changes could result in losing business to competitors. • Our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information; disruption or damage to our systems; increased costs; losses; or adverse effects to our reputation. • Our ability to realize our adjusted efficiency ratio target as part of our expense management initiatives. • Significant disruption of, or loss of public confidence in, the Internet and services and devices used to access the Internet could affect the ability of our customers to access their accounts and conduct banking transactions. • Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses; result in the disclosure of and/or misuse of confidential information or proprietary information; increase our costs; negatively affect our reputation; and cause losses. • Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect how we report our financial results. • Other risks identified from time to time in reports that we file with the SEC. • The effects of any damage to our reputation resulting from developments related to any of the items identified above.

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